EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-192497 of our report dated February 23, 2018, relating to the financial statements of Enterprise Financial Services Corp and subsidiaries and the effectiveness of Enterprise Financial Services Corp and subsidiaries' internal control over financial reporting, appearing in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
St. Louis, Missouri
July 27, 2018